UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	July 28, 2015

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 28, 2015, The Procter & Gamble Company (the "Company") announced that A.G. Lafley, Chairman of the Board, President and Chief Executive Officer, will step down from his position as President and Chief Executive Officer and has been elected Executive Chairman of the Board, effective November 1, 2015.

On July 28, 2015, the Company also announced that David Taylor (age 57), currently Group President – Global Beauty, Grooming and Health Care, has been elected President and Chief Executive Officer, effective November 1, 2015, to serve at the pleasure of the Board of Directors.  Mr. Taylor has also been appointed as a member of the Company's Board of Directors, effective immediately.  As an employee of the Company, Mr. Taylor will not serve on any Board committees.

Mr. Taylor joined the Company in 1980 and has held officer positions of increasing responsibility at the Company since that time, including:  Group President – Global Beauty, Grooming and Health Care (February 2015 – present); Group President – Global Health & Grooming (July 2013 through January 2015); President – Global Home Care (July 2007 through June 2013); President – Global Family Care (July 2005 through June 2007); Vice President – North America Family Care (September 2003 through June 2005); Vice President – Western European Family Care (October 2001 through August 2003); and Vice President – Greater China Hair Care and Anti-Counterfeiting (April 2001 through September 2001). Mr. Taylor also served as a member of the Board of Directors of TRW Automotive Holdings Corporation from 2010 until May 2015.

Effective November 1, 2015, Mr. Taylor will receive an annual base salary of U.S. $1,600,000. He will participate in the Company's annual performance-based bonus program with a target award equal to 200% of base salary, and he will receive equity grants under the Company's long-term incentive program commensurate with his position and on the same timing as other executive officers. Mr. Taylor will participate in all other elements of the Company's executive compensation and benefit programs (including as a vested participant in the Company's retirement program). Those programs are outlined in the Company's 2014 Proxy Statement.

Mr. Taylor will not receive any fees for his service on the Board of Directors.

Also effective November 1, 2015, Mr. Lafley will receive an annual base salary of U.S. $1,250,000. He will participate in the Company's annual performance-based bonus program with a target award equal to 150% of base salary, and he will receive equity grants under the Company's long-term incentive program commensurate with his position and on the same timing as other executive officers. Mr. Lafley will participate in all other elements of the Company's executive compensation and benefit programs (including as a vested participant in the Company's retirement program).

The Company is filing this 8-K pursuant to Items 5.02(b), (c) & (d), "Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers."

ITEM 7.01   REGULATION FD DISCLOSURE

The Company issued a news release on July 28, 2015 announcing the election and appointment of Mr. Taylor and the changes to Mr. Lafley's role.  A copy of this news release is furnished as Exhibit 99 to this report.

The Company's previously scheduled earnings webcast will take place Thursday, July 30th at 8:30 am EDT.  Mr. Lafley and Jon Moeller, the Company's Chief Financial Officer, will host the webcast.

You may access the call by dialing:
1-877-741-4248 for Domestic Calls
1-719-325-4810 for International Calls
Confirmation code: 6097936

The Company will also webcast this conference call. You may access the webcast by going to:
http://www.pginvestor.com

The Company is furnishing the information under this item pursuant to Item 7.01, "Regulation FD Disclosure."  The information in Exhibit 99 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any filing under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:	/s/ Susan S. Whaley
Susan S. Whaley
Assistant Secretary
July 28, 2015

EXHIBIT(S)

99.   News Release by The Procter & Gamble Company dated July 28, 2015.